UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2003

F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 206-272-5555

Former name or former address, if changed since last report: N/A

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets

On July 23, 2003, F5 Networks, Inc. (“F5 Networks”) acquired substantially all of the assets of uRoam, Inc. and its subsidiaries (“uRoam”) pursuant to an asset purchase agreement dated as of July 23, 2003 between F5 Networks and uRoam. The principal assets acquired were the intellectual property of uRoam. The purchase price was $25 million. F5 Networks used existing cash reserves to finance the transaction.

The terms of the acquisition of substantially all of the assets of uRoam are more fully described in a press release released by F5 Networks on July 23, 2003 and in the asset purchase agreement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial statements of business acquired. *

(b)	Pro forma financial information. *

(c)	Exhibits:

2.1	Asset Purchase Agreement dated as of July 23, 2003 among F5 Networks, Inc., uRoam, Inc., and uRoam Acquisition Corporation. **

99.1	Press release of F5 Networks, Inc. announcing the acquisition of the assets of uRoam, Inc., dated July 23, 2003

•     The financial statements of uRoam and the pro forma financial information will be filed by an amendment to this form 8-K within 60 days after the date on which this initial report on Form 8-K must be filed.

•     The schedules and certain exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The omitted schedules and exhibits from this filing, which are listed in the Asset Purchase Agreement, will be provided upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2003

F5 NETWORKS, INC.

By:	/s/ JOHN MCADAM

John McAdam Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of July 23, 2003 between F5 Networks, Inc., uRoam, Inc., and uRoam Acquisition Corporation *
99.1	Press release of F5 Networks, Inc. announcing the acquisition of the assets of uRoam, Inc., dated July 23, 2003

•     The schedules and certain exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The omitted schedules and exhibits from this filing, which are listed in the Asset Purchase Agreement, will be provided upon request.